UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 29, 2014
Date of Report (Date of earliest event reported)

Sports Asylum, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-545000	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

4575 Dean Martin Drive, STE 2206
Las Vegas, NV 89103

(Address of Principal Executive Offices)

(310) 508-9398

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2014, Sports Asylum, Inc. (the “Company”) signed a Letter Agreement with Jean Arnett, Brad Hargreaves and XC Velle Institute Inc. (collectively, the “Vendors”) to acquire exclusive rights to a proprietary technology for the treatment of diabetes and related ailments (the “Technology”).

The Letter Agreement sets forth the basic terms of a proposed transaction whereby the Vendors will grant to the Company an exclusive worldwide license (the “License”) to market, sell, distribute, use and manufacture the Technology in exchange for a 1% royalty on gross profits from the sale of any products or services based on the Technology. The License will extend for an initial term of 10 years, with a Company option to extend the License term for an additional 5 years by increasing the royalty rate from 1.0% per annum to 1.5% per annum; and a Company option to further extend the License term for a successive 5 years by increasing the royalty rate from 1.5% per annum to 2.0% per annum.

As additional consideration for the grant of the Licence to the Company, the Company will pay to the Vendors the aggregate sum of $100,000 and issue to Jean Arnett and Brad Hargreaves non-transferrable options to purchase up to an aggregate of 20,000,000 shares of the Company’s common stock (the “Options”) at an exercise price of $0.05 per share. The Options will vest on the later of January 1, 2015 and the date upon which certain performance milestones specified in the Letter Agreement have been satisfied, and will be exercisable for a period of 5 years after the vesting date.

Closing of the proposed transaction is expected to take place no later than October 30, 2014, but is subject to the completion of certain conditions precedent, including a condition precedent in favor of the Vendors that Mario Grigorio, the Company’s largest shareholder, sell to the Vendors all 10,000,000 shares of the Company’s common stock owned by him at a price of $0.001 per share. Closing is also conditional upon the Company completing its due diligence investigations into the Vendors and the Technology to its satisfaction.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is included as an exhibit to this report. A copy of the Company’s news release regarding the Letter Agreement is attached as an exhibit to this report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated August 29, 2014 among Sports Asylum, Inc., Jean Arnett, Brad Hargreaves and XC Velle Institute Inc.
99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS ASYLUM, INC. a Nevada corporation

Dated: September 5, 2014	By:	/s/ Frank E. McEnulty
Chief Executive Officer